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                                                                    EXHIBIT 23.4

                         [Thorsteinssons, Tax Lawyers]

Creo Products, Inc.
3700 Gilmore Way
Burnaby, B.C.
V5G 4Ml Canada

                                  May 14, 1999

  Re: Registration Statement on Form F-1

Ladies and Gentlemen:

  We consent to the use of our name wherever appearing in the Registration Statement on Form F-1 filed by you with the Securities and Exchange Commission
on May 14, 1999 (Registration No. 333-     ), including the Prospectus
constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                             /s/ THORSTEINSSONS, TAX LAWYERS
                                          _____________________________________
                                            Thorsteinssons, Tax Lawyers